UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                (Amendment No. _________________)

                             Wine System Design, Inc.
-------------------------------------------------------------------------------
              (Name of small business issuer in its charter)

          Nevada                        4961                  86-1005291
-------------------------------------------------------------------------------
(State or jurisdiction of      (Primary Standard Industrial   I.R.S.Employer
incorporation or organization   Classification Code Number) Identification No.)

                              8343 E. Earll Drive
                              Scottsdale, AZ 85251
                                 (480) 423-0447
        ------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                              8343 E. Earll Drive
                              Scottsdale, AZ 85251
                                 (480) 423-0447
        ------------------------------------------------------------------
          (Address of principal place of business or intended principal place of business)

                              Michael G. Quinlan
                              8343 E. Earll Drive
                             Scottsdale, AZ 85251
                                (480) 423-0447
        ------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                  Copies to:
                                  ----------
                       NevWest Securities Corporation
                    2654 West Horizon Ridge Pkwy, Suite B-3
                          Henderson, NV 89052
                             (702) 257-4660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If this Form is filed to register additional securities for anoffering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.[]_________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for   the   same   offering.    []_________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for   the   same   offering.    []_________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[]

                        CALCULATION OF REGISTRATION FEE

Tile of each class    Dollar amount   Proposed   proposed maximum    Amount of
of securities         to be            maximum      aggregate      registration
to be registered      registered      offering    offering price       fee
                                    price per unit     (1)
------------------    -----------   --------------  ------------   ------------
Common Stock             $52,000         $0.25        $52,000        $13.00

(1) Estimated solely for the purpose of calculating the registration fee under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                                    Prospectus
                                                                    ----------
                           Wine System Design, Inc.
                       208,000 Shares of Common Stock

Wine System Design, Inc. ("WSD" or the "Company") is offering an aggregate of 208,000 shares of the Company's common stock ("Shares") to be sold, from time to time, by one or more of the following selling stockholders of the Company (collectively, "Selling Stockholders"):

Name            Number of  Name          Number of    Name            Number of
----             Shares    ----           Shares      ----              Shares
                -------                  -------                        -------
Earl Gilbrech   100,000    Pamela Grover   4,000      William Karbula     4,000
Jack Davelaar     4,000    Carl Grover,Jr. 4,000      David Palmieri      4,000
Paul Andre        4,000    Ross Denny      4,000      Gary Sanchez        4,000
Carl Suter        4,000    Shantel Denny   4,000      Jake Jacobson       4,000
Thomas Beck       4,000    Lamar Wasescha  4,000      Michael Sanchez     4,000
Joe Glen          4,000    Edward Stowe    4,000      Carolyn Butler      4,000
John Shaffer      4,000    Mary Piccolo    4,000      Dale Trier          4,000
Lucas Zlosio      4,000    James Piccolo   4,000      Christos Loukas     4,000
Kenneth Laurent   4,000    Steven Smith    4,000
Todd Laurent      4,000    Jack Hester     4,000

The per share offering price of the Shares will be based on the bid price for the Company's common stock on the dates of specific sales, unless shares are sold in private transactions. Consequently, no determination can be made as to actual pricing matters. The Registrant anticipates that firms that sell any of the Shares for accounts of the Selling Stockholders will charge normal brokerage commissions. However, the Registrant cannot provide specific information pertaining to the identity of such firms and/or the amount of such commissions. The Company and the Selling Stockholders have no brokerage agreements or other agreements for the sale of the Shares. The costs of selling the Shares, by a conservative estimate, should not exceed ten percent of the gross value of the stock. The proceeds from the sale of the Shares will go directly to the Selling Stockholders and will not be available to the Company.

Prior to this offering, there has been no public market for the Company's common stock. Neither the Nasdaq National Market nor any national securities exchange lists the Company's common stock.

  INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.  SEE
               "RISK FACTORS" STARTING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                        Offering Price    Aggregate Offering
Class of Securities    Number of Shares    per Share             Price
-------------------------------------------------------------------------------
 Common Stock              208,000

During the offering period, we are required to update this prospectus to reflect any facts or events arising after the effective date of the Registration Statement filed with the SEC that represent a fundamental change in the information set forth in the Registration Statement.


                    Wine Systems Design, Inc.
                       8343 E. Earll Drive
                      Scottsdale, AZ 85251
                         (480) 423-0447

           The date of this Prospectus is May 8, 2001

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<PAGE

                        TABLE OF CONTENTS

                                                                           PAGE
PART I: INFORMATION REQUIRED IN PROSPECTUS--------------------------------    3

 Item 1. Front of Registration Statement and Outside
         Front Cover of Prospectus----------------------------------------    3
 Item 2. Inside Front and Outside Back Cover Pages of Prospectus----------    3
 Item 3. Summary Information and Risk Factors-----------------------------    3
 Item 4. Use of Proceeds--------------------------------------------------    6
 Item 5. Determination of Offering Price----------------------------------    6
 Item 6. Dilution---------------------------------------------------------    7
 Item 7. Selling Security Holders-----------------------------------------    7
 Item 8. Plan of Distribution---------------------------------------------    8
 Item 9. Legal Proceedings------------------------------------------------    8
 Item 10.Directors, Executive Officers, Promoters and Control Persons-----    9
 Item 11.Security Ownership of Certain Beneficial Owners and Management---   10
 Item 12.Description of Securities----------------------------------------   10
 Item 13.Interest of Named Experts and Counsel----------------------------   11
 Item 14.Disclosure of Commission Position of Indemnification for
         Securities Act Liabilities---------------------------------------   11
 Item 15.Organization Within Last Five Years------------------------------   12
 Item 16.Description of Business------------------------------------------   12
 Item 17.Management's Discussion and Plan of Operation--------------------   15
 Item 18.Description of Property------------------------------------------   16
 Item 19.Certain Relationships and Related Transactions-------------------   16
 Item 20.Market for Common Equity and Related Stockholder Matters---------   16
 Item 21.Executive Compensation-------------------------------------------   17
 Item 22.Financial Statements---------------------------------------------   17
 Item 23.Changes In and Disagreements With Accountants on
         Accounting and Financial Disclosure------------------------------   24

PART II:INFORMATION NOT REQUIRED IN PROSPECTUS----------------------------   25
 Item 24.Indemnification of Directors and Officers------------------------   25
 Item 25.Other Expenses of Issuance and Distribution----------------------   26
 Item 26.Recent Sales of Unregistered Securities--------------------------   26
 Item 27.Exhibits---------------------------------------------------------   26
 Item 28.Undertakings-----------------------------------------------------   28

SIGNATURES----------------------------------------------------------------   30

                 PART I: INFORMATION REQUIRED IN PROSPECTUS

Item 1. Front of Registration Statement and Outside Front Cover of Prospectus.

The required information is provided on the front page of the Prospectus.

Item 2. Inside Front and Outside Back Cover Pages of Prospectus.

The required information is provided on the page immediately following the front page of the Prospectus.

Item 3. Summary Information and Risk Factors.

The Company

Wine System Design, Inc. ("WSD" or the "Company") was incorporated in the State of Nevada on August 31, 2000. WSD is engaged in the business of installing and maintaining high-end, high-profile wine-cellar cooling systems. As of the date of this Prospectus, the Company has generated only limited revenues.

The Company is authorized to issue 25,000,000 million shares of common stock with par value of $0.001 per share. On October 26, 2000, the Company issued 10,000,000 shares of common stock to Michael G. Quinlan, an officer and director of the Company, for services valued at $10,000 pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. On November 27, 2000 the Company issued 400,000 shares of common stock for cash of $10,000 to Earl Gilbrech, an unaffiliated investor, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Between approximately December 2000 and March 2001, the Company issued 108,000 shares of common stock for cash at $0.25 per share to twenty-seven shareholders unaffiliated with the Company. That offering was conducted pursuant to an exemption from registration under Regulation D, Rule 506 of the Securities Act of 1933, as amended. As of the date of this Registration Statement, the Company has 10,508,000 shares of $0.001 par value common stock issued and outstanding.

The  Company's administrative office is located at 8343 E.  Earll
Drive, Scottsdale, Arizona 85251, telephone (480) 423-0447.

The Company's fiscal year end is June 30.

The Offering

The Offering consists entirely of shares offered by the Selling Stockholders. The Company is offering no shares. The Selling Stockholders are offering 208,000 shares of common stock at market prices as soon as practicable after this Registration Statement becomes effective.

The  proceeds  of the Offering will go directly  to  the  Selling
Stockholders.   None  of the proceeds will be  available  to  the
Company.

The Selling Stockholders will sell the Shares at prevailing market prices. The price per share is likely to be based on the bid price for the Company's common stock on the dates of specific sales, unless the Shares are sold in private transactions. Consequently, at this time, the Company cannot make a determination of the price.

The  Company's Transfer Agent is CPN Securities Transfer Inc.,
16810 Ave. of the Fountains, Suite 222, Fountain Hills, AZ 85268.

The Company has agreed to pay all costs and expenses relating to the registration of its common stock, but the Selling
Stockholders will be responsible for any related commissions, taxes, attorney's fees, and related charges in connection with the offer and sale of the Shares. The Selling Stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

The purchase of the Common Stock of this Offering hereby involves a high degree of risk and immediate substantial dilution. The Common Stock offered in this Prospectus is for investment purposes only and currently no market for the common Stock exists. (See "Risk Factors" and "Dilution").

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934, including statements concerning possible or assumed future results of operations of the Company and those preceded by, followed by or that include the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document, could affect the Company's future results and could cause those results to differ materially from those expressed in such forward-looking statements. These factors include

  -material adverse changes in economic conditions in the markets
  -the Company serves;
  -future regulatory actions and conditions in the  Company's operating areas;
  -competition from others; and
  -other risks and uncertainties.

Limited Operating History

The Company was formed in August 2000. The Company has only a limited operating history on which you can evaluate the business and its prospects. The Company's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. The Company cannot guarantee that it will be successful in accomplishing its objectives.

Continuing Losses

To date, the Company has not achieved profitability and expects to incur losses in the next twelve to eighteen months.

-4-
<PAGE

Limited Capital Resources

The  Company  has limited resources available for  marketing  its
products.   Name  recognition  is very  important  and  with  the
limited resources the company may not be able to establish a significant market share.

Vulnerability of the Market Niche

The economic conditions could change, which could adversely impact the Company's sales. Wine cellars are luxury items that aren't necessities.

Geographic Concentration

Initially, the Company's sales will be concentrated in  a  single
metropolitan  area  around  Phoenix,  Arizona.   A  slowdown   in
residential  growth  in  that  area  may  adversely  affect   the
Company's business prospects.

Control by Principal Stockholders, Officers and Directors

The directors and executive officers and their affiliates beneficially own approximately 95% of the outstanding common stock. As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of the Company.

Dependence on Key Personnel

The Company's future success depends to a significant extent on the continued services of its current officers and directors. The loss of any of these officers or directors would likely have a significantly detrimental effect on the Company's business. The Company does not maintain "key man" life insurance policies for any of its officers or directors.

The Company's prospects also depend on its continuing ability to attract and retain highly qualified technical, sales and marketing, customer support, financial and accounting, and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to retain its key personnel.

No Dividend Payments in the Foreseeable Future

The Company has never declared or paid any cash dividends on its common stock. For the foreseeable future, the Company intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company's financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

-5-
<PAGE

Lack of Liquidity

As of the date of this Registration Statement, there is no public market for the Company's Common Stock. This Registration Statement is a step toward creating a public market for the Company's stock, which may enhance the liquidity of the Company's shares. However, there can be no assurance that a meaningful trading market will develop. The Company makes no representation about the value of its Common Stock.

If the stock ever becomes tradable, the trading price of the Company's common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, the gain or loss of significant customers, changes in earning estimates by analysts, announcements of technological innovations or new solutions by the Company or its competitors, general conditions in service industries, and other events or factors, many of which are beyond the Company's control. In addition, the stock market may experience extreme price and volume fluctuations which, without a direct relationship to the operating performance, may affect the market price of the Company's stock. Such market fluctuations may have a material adverse effect on the market price of the Company's common stock if it ever becomes tradable.

Penny Stock Regulation

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Item 4. Use of Proceeds.

The  proceeds  of the Offering will go directly  to  the  Selling
Stockholders.   None  of the proceeds will be  available  to  the
Company.

Item 5. Determination of Offering Price.

The Selling Stockholders may sell all or part of their shares in the over-the-counter market at prices related to the prevailing market prices of the Company's common stock at the time. The price per share is likely to be based on the bid price for the Company's common stock on the dates of specific sales, unless shares are sold in private transactions. Consequently, the Company currently cannot make a determination of the price.

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

Item 6. Dilution.

Not applicable.

Item 7. Selling Security Holders.

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

-------------------------------------------------------------------------------
   Name of         Number of Shares  Number  Number of Shares   Percentage of
Beneficial Owner    Beneficially    of Shares  Beneficially   Beneficially Owned
 of Common Stock    Owned before     Offered   Owned after    after the Offering
 Shares Offered     the Offering               the Offering
-------------------------------------------------------------------------------

Earl Gilbrech           400,000     100,000       300,000          2.9%
Jack Davelaar             4,000       4,000         None           None
Paul Andre                4,000       4,000         None           None
Carl Suter                4,000       4,000         None           None
Thomas Beck               4,000       4,000         None           None
Joe Glen                  4,000       4,000         None           None
John Shaffer              4,000       4,000         None           None
Lucas Zlosio              4,000       4,000         None           None
Kenneth Laurent           4,000       4,000         None           None
Todd Laurent              4,000       4,000         None           None
Pamela Grover             4,000       4,000         None           None
Carl Grover,Jr.           4,000       4,000         None           None
Ross Denny                4,000       4,000         None           None
Shantel Denny             4,000       4,000         None           None
Lamar Wasescha            4,000       4,000         None           None
Edward Stowe              4,000       4,000         None           None
Mary Piccolo              4,000       4,000         None           None
James Piccolo             4,000       4,000         None           None
Steven Smith              4,000       4,000         None           None
Jack Hester               4,000       4,000         None           None
William Karbula           4,000       4,000         None           None
David Palmieri            4,000       4,000         None           None
Gary Sanchez              4,000       4,000         None           None
Jake Jacobson             4,000       4,000         None           None
Michael Sanchez           4,000       4,000         None           None
Carolyn Butler            4,000       4,000         None           None
Dale Trier                4,000       4,000         None           None
Christos Loukas           4,000       4,000         None           None

None of the Selling Stockholders has been affiliated with the Company in any capacity in the past three years.

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

Item 8. Plan of Distribution.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

  -in the over-the-counter market;
  -on any exchange on which the shares may hereafter be listed; -in negotiated transactions other than on such exchanges;
  -by pledge to secure debts and other obligations;
  -in  connection with the writing of non-traded and exchange-
   traded   call  options,  in  hedge  transactions,  in  covering
   previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or
  -in a combination of any of the above transactions.

The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

The  selling  stockholders may use broker/dealers to  sell  their
shares.   The  broker/dealers will either  receive  discounts  or
commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

Some of the Selling Stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the Selling Stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The Selling Stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The Selling Stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the Shares by the Selling Stockholders. Under the rules and regulations of the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to the Company's common stock for a period of two business days prior to the commencement of such distribution.

The Selling Stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The Shares offered hereby are being registered by the Company, and the Company has paid the expenses of the preparation of this Prospectus. The Company has not made any underwriting arrangements with respect to the sale of shares offered hereby.

Item 9. Legal Proceedings.

No director, officer, significant employee, or consultant of the Company has been convicted in a criminal proceeding, exclusive of traffic violations.

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

No director, officer, significant employee, or consultant of the Company has been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of the Company has been convicted of violating a federal or state securities or commodities law.

Certain aspects of the Company's business involve risks of liability. For example, there can be no assurance that third parties will not claim that the Company has misappropriated their creative ideas or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require the Company to enter into costly royalty or licensing arrangements to prevent the Company from using important technologies or methods, any of which could have a material adverse effect on the Company's business, financial condition or operating results.

Item  10.  Directors, Executive Officers, Promoters  and  Control
           Persons.

Directors, Executive Officers, Promoters and Control Persons

Each of the Company's directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing, or compensation committees.

The following table sets forth certain information regarding executive officers and directors of the Company as of the date of this Registration Statement:

Name and Address                Age                   Position
-----------------------------------------------------------------------
Michael G. Quinlan              28               President and Director
8343 E. Earll Drive
Scottsdale, AZ. 85251

Michelle R. Quinlan             30               Secretary and Director
8343 E. Earll Drive
Scottsdale, AZ. 85251

The  persons  named  above have held their office/position  since
inception  of  the  Company  and  are  expected  to  hold   their
office/position until the next annual meeting of the Company's stockholders.

Background of Directors, Executive Officers, Promoters and Control
Persons

Michael G. Quinlan, President and Director, was employed by SunVek, a leading remodeling, roofing, and air conditioning firm from November 1995 to February 1997. While at SunVek, Mr. Quinlan specialized in installing large air conditioning systems. From February 1997 to present, Mr. Quinlan has been self-employed at Quinlan Air Conditioning and Heating in the air conditioning/refrigeration industry. Quinlan Air Conditioning and Heating is currently generating several hundred thousand dollars a year in sales.

Michelle R. Quinlan, Secretary and Director, has handled the administrative duties and assisted in the sales of air conditioning systems for Quinlan Air Conditioning and Heating from 1996 to present. In 1998, Mrs. Quinlan implemented a financing and alternative payment program for the customers that substantially increased the marketability and sales of Quinlan Air Conditioning and Heating.

Family Relationships

Michael G. Quinlan and Michael G. Quinlan are husband and wife.

Conflicts of Interest

Michael G. Quinlan and Michelle R. Quinlan may have a conflict of interest with the Company because of their involvement with Quinlan Air Conditioning and Heating. However, Mr. Quinlan devotes the majority of his time to the Wine System Design. In the future, the Company will draft an employment agreement to minimize potential conflicts of interest.

Item  11.  Security  Ownership of Certain Beneficial  Owners  and
           Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of the Company's Common Stock by all persons known by the Company to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to the Company's knowledge, either sole or majority voting and investment power.

               Name and Address of                      Amount of
                 Beneficial Owner                      shares held  Percent of
Title of Class       Shares            Position         by Owner      Class
-----------------------------------------------------------------------------
Common         Michael G. Quinlan     President and       10,000,000    95%
               8343 E. Earll Drive       Director
               Scottsdale, AZ. 85251

Common         Michelle R. Quinlan    Secretary and          None      None
               8343 E. Earll Drive       Director
               Scottsdale, AZ. 85251

Common                                Executive Officers   10,000,000   95%
                                      and Directors as a
                                      Group

Item 12. Description of Securities.

The  Company's  authorized capital stock consists  of  25,000,000 shares of common stock, par value $0.001 per share. The holders of the Company's common stock:

   -have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Company's Board of Directors;
   -are entitled to share ratably in all of the Company's assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the Company's affairs;
   -do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

   -are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable. The Company's Articles of Incorporation and Bylaws, incorporated here by reference to the Exhibits to this Registration Statement, and the applicable statutes of the State of Nevada contain a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of the Company's common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After  this  offering, the Company will furnish its  shareholders
with   annual  financial  reports  certified  by  the   Company's
independent accountants, and may, in the Company's discretion, furnish unaudited quarterly financial reports.

Item 13. Interest of Named Experts and Counsel.

None.

Item 14. Disclosure of Commission Position of Indemnification for
Securities Act Liabilities.

The Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Organization Within Last Five Years.

Wine System Design, Inc. ("WSD" or the "Company") was incorporated in the State of Nevada on August 31, 2000. WSD is pursuing a business plan of becoming a high-end, high-profile wine-cellar cooling system company. As of the date of this Prospectus, the Company has generated only limited revenues.

The Company is authorized to issue 25,000,000 million shares of common stock with par value of $0.001 per share. On October 26, 2000, the Company issued 10,000,000 shares of common stock to Michael G. Quinlan, an officer and director of the Company, for services valued at $10,000 pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. On November 27, 2000 the Company issued 400,000 shares of common stock for cash of $10,000 to Earl Gilbrech, an unaffiliated investor, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Between approximately December 2000 and March 2001, the Company issued 108,000 shares of common stock for cash at $0.25 per share to twenty-seven shareholders unaffiliated with the Company. That offering was conducted pursuant to an exemption from registration under Regulation D, Rule 506 of the Securities Act of 1933, as amended. As of the date of this Registration Statement, the Company has 10,508,000 shares of $0.001 par value common stock issued and outstanding.

Item 16. Description of Business.

A.   Business Development and Summary

Wine System Design, Inc. ("WSD" or the "Company") was incorporated in the State of Nevada on August 31, 2000. WSD is engaged in the business of installing and maintaining high-end, high-profile wine-cellar cooling systems. As of the date of this Prospectus, the Company has generated only limited revenues and is considered a development stage company.

The Company is authorized to issue 25,000,000 million shares of common stock with par value of $0.001 per share. On October 26, 2000, the Company issued 10,000,000 shares of common stock to Michael G. Quinlan, an officer and director of the Company, for services valued at $10,000 pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. On November 27, 2000 the Company issued 400,000 shares of common stock for cash of $10,000 to Earl Gilbrech, an unaffiliated investor, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Between approximately December 2000 and March 2001, the Company issued 108,000 shares of common stock for cash at $0.25 per share to twenty-seven shareholders unaffiliated with the Company. That offering was conducted pursuant to an exemption from registration under Regulation D, Rule 506 of the Securities Act of 1933, as amended. As of the date of this Registration Statement, the Company has 10,508,000 shares of $0.001 par value common stock issued and outstanding.

The  Company's administrative office is located at 8343 E.  Earll
Drive, Scottsdale, Arizona 85251, telephone (480) 423-0447.   The
Company's  registered  agent is Corporate Service  Center,  Inc.,
1475 Terminal Way, Suite E, Reno, Nevada 89502-3225.

The Company's fiscal year end is June 30.

B.Business of Issuer

(1)  Principal Products and Services and Principal Markets

The Company is pursuing the business of installing and maintaining high-end wine-cellar cooling systems. The Company is commencing its operations in Arizona with plans eventually to expand to other regions. Initially, the Company plans to capitalize on a growth boom in the Phoenix metro area.

The Company offers a Wine Refrigeration System, which includes a custom designed refrigeration unit Bohn.

The Company plans to offer its clients weekly, monthly, and annual maintenance programs supported by a qualified staff of technicians.

In the future, the Company plans to extend its product/service offerings to address the needs of fur storage, floral storage, and tobacco humidors.

(2)  Distribution Methods of the Products or Services

The Company's marketing strategy is to promote its products among wine enthusiasts who desire the best equipment specifically designed for wine cellars. A priority for such wine enthusiasts is to protect the investment into a fine wine collection.

The Company plans to reach its target customer through several direct and indirect channels. In an effort to generate awareness of its products and services, the Company will work with custom homebuilders, wine distributors, and specialty wine stores in target markets. In the initial stages, the cost-effective word-of-mouth advertising will play a significant role.

Subject to availability of sufficient resources for traditional advertising, the Company will develop a campaign focused on product innovation, high-performance, and competitive advantages. A consistent reach and frequency of advertising throughout the year should be effective in achieving the Company's marketing goals.

(3)  Status of any announced new product or service

None.

(4)  Industry background

Investment grade wines have been producing good returns over the years. Investors realize that this is a good long-term investment (several years) and are choosing to store their wines at home. Hence, wine cellars in the last few years have become very popular for high end (over one million dollar) homes.

Unfortunately, for many years, owners of private wine cellars had to rely on climate control systems that were not designed specifically for their needs. That frequently resulted in very expensive wine collections being ruined by storage in damaging temperature or humidity conditions.

The competition in the wine cellar industry is very sparse and spread out. There is not one company that dominates the market.

The main competitors of the Company are primarily providers of standard air-conditioning hardware and services. Typically, the prices of competitors are relatively high because of their inability to build a custom unit for a specific wine cellar.

The Company believes that its products and services provide a solution with more versatility and features and have superior performance over other competitors. However, there can be no assurance that the Company's perceptions of its competitive strength are accurate.

(5)  Raw Materials

The Company uses materials and equipment that are widely available from multiple suppliers. The Company installs the following brands of equipment: Heat Craft, Larkin, Bohn, Copeland, MagicAire, Total Line, and Ranco. The Company's business does not depend disproportionately on any single supplier or a group of suppliers.

(6)   Customers

The Company plans to direct the majority of its sales to new home construction projects and some high-end restaurants. The typical customer is someone who maintains a medium to a large collection of wine. The Company does not expect that a single customer will account for a disproportionately large share of the Company's sales. Currently, the company has a backlog of approximately 40 projects worth approximately $50,000.

The Company carries a $500,000 policy to insure against potential
liability   for   damages  resulting  from   possible   equipment
malfunction.

(7)  Intellectual Property

The Company does not have any patents, trademarks, licenses, franchises, concessions or royalty agreements.

There can be no assurance that third parties will not bring claims of patent or technology infringement against the Company or claim that the Company's use of certain technologies violates a patent. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require the Company to enter into costly royalty or licensing arrangements to prevent the Company from using important technologies or methods, any of which could have a material adverse effect on the Company's business, financial condition or operating results.

(8)  Need for Government Approval

The Company's business involves handling refrigerants, which are considered hazardous materials. The Company's technicians must be qualified and properly certified by the Environmental Protection Agency (EPA) to work with such materials. The Company holds a C-39 contractors license in the state of Arizona.

(9) Effect of existing or probable government regulations

As outlined above, various aspects of the Company's business are or may become subject to government regulation and/or approval. Any changes in the regulatory environment are likely to affect the Company's business, results of operation, and financial condition.

(10) Research and Development

The Company does not devote material resources to research and development activities.

(11) Environmental Issues

The  Company  installs  systems that use refrigerants.   The  use
and/or   disposal   of   refrigerants  is  subject   to   various
environmental regulations.

(12) Employees

As of the date of this Registration Statement, the Company has three employees. The Company's employees are not represented by a collective bargaining agreement, and the Company believes that its relations with its employees are good.

The Company's growth plans may require additional staff. By the end of calendar year 2001, the Company expects to hire additional three employees.

Item 17. Management's Discussion and Plan of Operation.

This  section must be read in conjunction with Audited  Financial
Statements included in this Registration Statement.

The Company was incorporated in the State of Nevada on August 31,
2000.   The  Company is a startup and has not  yet  realized  any
significant revenues from operations.  To date, the Company has:

  -organized operations,
  -capitalized itself through equity offerings,
  -recruited and retained a management team and board of directors, -developed a business plan and commenced initial operations, and -secured a variety of equipment to use as needed.

In the initial approximately four-month operating period from August 31, 2000 (inception) to December 31, 2000, the Company generated no revenues and incurred a cumulative net loss of
$12,355. Consequently, the Company is considered in the development stage. The losses resulted entirely from start-up costs.

The Company financed its initial operations by issuing common stock in exchange for cash and services. In October 2000, the Company issued 10,000,000 shares of common stock to an officer and director of the Company for services valued at $10,000. In November 27, 2000, the Company issued 400,000 shares of common stock for cash of $10,000 ($0.025 per share) to an unaffiliated investor. In March 2001, the Company completed an offering of Common Stock to a group of unaffiliated private investors. The

Company issued 108,000 shares of common stock for cash of $27,000
($0.25 per share) to twenty-seven shareholders unaffiliated with the Company.

As of December 31, 2000, the Company had $10,045 in cash and a working capital of $7,645. Taking into account the subsequent offering of Common Stock completed in March 2001, the Company believes that it has sufficient capital funds to continue as a going concern for the next twelve months.

The Company designates the following as its priorities for the next six (6) to twelve (12) months:
  -securing contracts for wine cooling systems installations and maintenance services; and
  -developing an advertising and marketing campaign.

Sales growth in the next six (6) to twelve (12) months is important for the Company's plan of operations. However, the Company cannot guarantee that it will generate such growth. If the Company does not generate sufficient cash flow to support its operations in the next twelve (12) to eighteen (18) months, it may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. However, there can be no assurance that the Company would be able to raise enough capital to stay in business.

Item 18. Description of Property.

The Company is using office space and equipment provided at no charge by a company owned and operated by a Company's officer and director.

The Company uses a 1985 Chevy Truck (approximate value $3500.00) owned by Quinlan Air Conditioning and Heating, a company controlled by an officer and director of WSD. The Company is also using two trucks (a 1998 Chevy and a 2000 Chevy) leased jointly with Quinlan Air Conditioning and Heating. Of the monthly lease payments, the Company pays $565.00 and Quinlan Air Conditioning and Heating pays $560.00.

Item 19. Certain Relationships and Related Transactions.

The Company is using office space and equipment provided at no charge by a company owned and operated by a Company's officer and director.

The Company uses a 1985 Chevy Truck (approximate value $3500.00) owned by Quinlan Air Conditioning and Heating, a company controlled by an officer and director of WSD. The Company is also using two trucks (a 1998 Chevy and a 2000 Chevy) leased jointly with Quinlan Air Conditioning and Heating. Of the monthly lease payments, the Company pays $565.00 and Quinlan Air Conditioning and Heating pays $560.00.

Item  20.  Market  for  Common  Equity  and  Related  Stockholder
Matters.

Market Information

As of the date of this Registration Statement, there is no public market in the Company's Common Stock. This Registration Statement is a step toward creating a public market for the Company's stock, which may enhance the liquidity of the Company's shares. However, there can be no assurance that a meaningful trading market will develop. The Company makes no representation about the value of its Common Stock.

Holders

As of the date of this Registration Statement, the Company has approximately 10,508,000 shares of $0.001 par value common stock issued and outstanding held by approximately 29 shareholders of record. The Company's Transfer Agent is CPN Securities Transfer, Inc.,16810 Ave. of the Fountains, Suite 222, Fountain Hills, AZ 85268.

Dividends

The Company has never declared or paid any cash dividends on its common stock. For the foreseeable future, the Company intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company's financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Item 21. Executive Compensation.

                                               Compensation for the Period from
                                               Inception (August 31, 2000)
                                               to December 31, 2000
                                            -----------------------------------
    Name                 Position                     Salary          Other
-------------------------------------------------------------------------------
Michael G.Quinlan     President and Director           None          $10,000
                                                             (10,000,000 shares
                                                              of common stock
                                                                at par value)

Michelle R. Quinlan   Secretary and Director           None            None


Effective January 1, 2001, Mr. Quinlan has started accruing a salary of $3,000 per month. The Company, however, is yet to pay Mr. Quinlan his accrued salary.

Item 22. Financial Statements.

The following audited financial statements are included as part of this Registration Statement:

  -Report of Michael L. Stuck CPA, P.C.

  -Balance Sheet as of December 31, 2000

  -Statement of Operations for the period from August 31, 2000
  (Inception) to December 31, 2000

  -Statement of Stockholder's Equity for the period from August
  31, 2000 (Inception) to December 31, 2000

  -Statement of Cash Flows for the period from August 31, 2000
  (Inception) to December 31, 2000

  -Notes to Financial Statements

                  Michael L. Stuck C.P.A., P.C.
                   7641 E. Gray Road, Suite G
                      Scottsdale, AZ. 85260


INDEPENDENT AUDITOR'S REPORT
----------------------------


Board of Directors and Stockholders
Wine Systems Design, Inc.
Scottsdale, Arizona

We have audited the accompanying balance sheet of Wine Systems Design, Inc., a corporation, as of December 31, 2000 and the related statements of income, stockholders' equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Generally Accepted Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wine Systems Design, Inc. as of December 31, 2000, and its results of operations, and cash flows for the period then ended, in conformity with Generally Accepted Accounting Principles.

As discussed in Note 1, the Company has been in the development stage since its inception on August 31, 2000. Realization of the major portion of its assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.


/s/ Michael L. Stuck
Michael L. Stuck
Certified Public Accountant

May 2, 2001
Scottsdale, Arizona

                                Wine Systems Design, Inc.
                             (a development stage enterprise)
                                      Balance Sheet
                                    December 31, 2000



                                                             December 31, 2000
                                                         ----------------------
                                         ASSETS
CURRENT ASSETS

     Cash                                                      $        10,045
                                                         ----------------------
           Total current assets                                         10,045

PROPERTY AND EQUIPMENT
                                                                             -
                                                         ----------------------
                                                               $        10,045
                                                         ======================

                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

     Loan payable                                              $         2,400

STOCKHOLDER'S EQUITY

     Common stock, $.001 par value, 25,000,000,
     shares authorized, 10,400,000 shares issued
     and outstanding                                                    10,400
     Additional paid-in-capital                                          9,600
     Deficit accumulated during development stage                      (12,355)
                                                          ---------------------
         Total stockholders' equity                                      7,645
                                                          ---------------------
                                                                $       10,045
                                                         ======================

The accompanying notes are an integral part of these financial statements.

                             Wine Systems Design, Inc.
                          (a development stage enterprise)
                               Statement of Income
           For the Period August 31, 2000 (inception) to December 31, 2000


                                                               August 31,2000
                                                              (inception) to
                                                              December 31,2000
                                                            ------------------

REVENUE                                                        $             -

COST OF SALES                                                                -
                                                             -----------------
GROSS PROFIT                                                                 -

OPERATING EXPENSES

Filing Fees                                                                600
Office Supplies                                                             55
Outside services                                                        10,000
Professional Fees                                                        1,700
                                                             -----------------
                                                                        12,355
                                                             -----------------
NET INCOME (LOSS) BEFORE INCOME TAXES                                 (12,355)

INCOME TAXES                                                                 -
                                                             -----------------
NET INCOME ( LOSS )                                            $      (12,355)
                                                             =================

EARNINGS PER SHARE OF COMMON STOCK                                      (0.00)


WEIGHTED AVERAGE NUMBERS OF SHARES OUTSTANDING                      10,400,000


The accompanying notes are an integral part of these financial statements.

                           Wine Systems Design, Inc.
                       (a development stage enterprise)
                       Statement of Stockholders' Equity
                              December 31, 2000

                                                              Deficit
                                                            Accumulated
                                                  Paid in     During
                          Common    Stock         Capital   Development
                           Stock    Amount        Amount      Stage      Total
                        ----------  --------    ----------  -----------  ------
Balance August 31,2000          -   $      -    $        -  $       -  $     -

Stock issued           10,400,000     10,400         9,600          -   20,000

Retained earnings (loss)        -          -             -    (12,355) (12,355)
                       ----------   --------    ----------   ---------  -------

Balance                10,400,000    $10,400    $    9,600   $(12,355) $ 7,645
December 31,2000
                       ==========   ========    ==========   =========  =======

The accompanying notes are an integral part of these financial statements.

                              Wine Systems Design, Inc.
                          (a development stage enterprise)
                               Statement of Cash Flows
              For the Period August 31, 2000 (inception) to December 31, 2000


                                                                August 31,2000
                                                                (inception)to
                                                              December 31,2000
                                                             ------------------
Net income (loss)                                              $       (12,355)
   Adjustments to reconcile net income to net
      cash provided by operating activities:
          Stock issued for services rendered                            10,000
                                                             ------------------
Cash Used in Operations                                                 (2,355)
                                                             ------------------

Cash Used in Investing Activities                                             -
                                                             ------------------

Cash Provided by Financing Activities
    Shareholder loan                                                     2,400
    Stock issued                                                        10,000
                                                             ------------------
                                                                        12,400
                                                             ------------------

Net Change in Cash                                                      10,045

Beginning Balance                                                            -
                                                             ------------------
Ending Cash Balance                                            $        10,045
                                                             ==================

The accompanying notes are an integral part of these financial statements.

                    WINE SYSTEMS DESIGN, INC.
                (a development stage enterprise)
                  Notes to Financial Statements
                        December 31, 2000



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Description of Operations
         -------------------------
         The Company was organized under the laws of the state of Nevada in 2000 and is authorized to do business in the United States. The Company has no revenue from operations during the period covered by this financial statement.

         Method of Accounting
         --------------------
         These financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Consequently, revenues are recognized when earned and expenses are recognized when the obligation is actually incurred.

         Income Taxes and Cash Flows
         ---------------------------
         The Company accounts for income taxes and the statement of cash flows in accordance with Financial Accounting
         Standards Board Statement No. 109 and No. 95.

         Cash and Cash Equivalents
         -------------------------
         Cash and cash equivalents include all highly liquid investments with a maturity of three months or less when purchased.



  NOTE 2 - EARNINGS PER SHARE

         Earnings per share has been computed by dividing net income/(loss) by the weighted average number of common shares outstanding for the period. There are no items which are deemed to be common stock equivalents during the audit period.

  NOTE 3: COMMON STOCK

         As of December 31, 2000, the Company had 10,400,000 shares of common stock, par value $0.001, issued and outstanding. 400,000 shares of stock were issued for cash with the balance representing start-up costs.

  NOTE 4 - LEASE COMMITMENTS

         The Company currently has no commitments for leases or contingencies.

  NOTE 5 - USE OF ESTIMATES

         The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

Item  23.  Changes  In  and  Disagreements  With  Accountants  on
Accounting and Financial Disclosure.

None.

         PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

The Company's Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. The Company indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at the Company's request as one of its officers or directors. The Company may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of the Company's directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, the Company's best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered.
All amounts are estimated except the SEC Registration Fee.

              SEC Registration Fee                         $13
              EDGAR Conversion Fees                     $1,500
              Blue Sky Qualification Fees and Expenses    $250
              Accounting Fees and Expenses              $1,000
              Legal Fees and Expenses                   $5,000
              Printing and Engraving                      $200
              Miscellaneous                               $500
                                                        ======
              Total                                     $8,463

Item 26. Recent Sales of Unregistered Securities.

On October 26, 2000, the Company issued 10,000,000 shares of common stock to Michael G. Quinlan, an officer and director of the Company, for services valued at $10,000 pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

On November 27, 2000 the Company issued 400,000 shares of common stock for cash of $10,000 to Earl Gilbrech, an unaffiliated investor, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In March 2001, the Company completed an offering of Common Stock to a group of unaffiliated private investors. The Company issued 108,000 shares of common stock for cash at $0.25 per share to twenty-seven shareholders unaffiliated with the Company. That offering was conducted pursuant to an exemption from registration under Regulation D, Rule 506 of the Securities Act of 1933, as amended. As of the date of this Registration Statement, the Company has 10,508,000 shares of $0.001 par value common stock issued and outstanding.

Item 27. Exhibits.

Exhibit Number              Name and/or Identification of Exhibit

1.     Underwriting Agreement
       None.

2. Plan of Acquisition,reorganization,arrangement,liquidation, or succession
       None.

3.     Articles of Incorporation & By-Laws
       (a) Articles of Incorporation of the Company filed on August
           31, 2000.
       (b) Bylaws of the Company adopted on September 1, 2000.

4.     Instruments Defining the Rights of Holders, Including
       Indentures
       None other than those included in Exhibit 3.

5.     Opinion on Legality
       Attorney Opinion Letter

6.     No exhibit required

7.     No exhibit required

8.     Opinion on Tax Matters
       Not Applicable.

9.     Voting Trust Agreement
       None.

10.    Material Contracts
       None.

11.    Statement on Computation of Per Share Earnings
       None.  The computation can be clearly determined from Report.

12.    No exhibit required

13.    Annual or Quarterly Reports, Form 10-Q
       None.

14.    No exhibit required

15.    Letter on Unaudited Interim Financial Information
       None.

16.    Letter on Change in Certifying Accountant
       None.

17.    Letter on Director Resignation
       Not applicable.

18.    Letter on Change in Accounting Principles
       Not applicable.

19.    Reports Furnished to Securityholders

       Not applicable.

20.    Other Documents or Statements to Security Holders
       Not applicable.

21.    Subsidiaries of the Small Business Issuer
       None.

22.    Published Report Regarding Matters Submitted to Vote
       Not applicable.

23.    Consent of Experts and Counsel
       None.

24.    Power of Attorney
       None.

25.    Statement of Eligibility of Trustee
       None.

26.    Invitations for Competitive Bids
       Not applicable.

27.    Financial Data Schedule
       Not required.

Item 28. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration
  Statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
information   set  forth  in  the  Registration   Statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C. The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Scottsdale State of Arizona on May 8, 2001.

                          Wine System Design, Inc.
-----------------------------------------------------------------
                                 (Registrant)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


     /s/ Michael G. Quinlan
---------------------------------
           (Signature)

   Michael G. Quinlan,President
---------------------------------
            (Title)

          May 8, 2001
---------------------------------
            (Date)



    /s/ Michelle R. Quinlan
---------------------------------
          (Signature)

     Michelle R. Quinlan,Secretary
----------------------------------
           (Title)

            May 8, 2001
----------------------------------
            (Date)